UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

CUE HEALTH INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40590	27-1562193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:
4980 Carroll Canyon Rd.
Suite 100
San Diego, CA 92121
(Address of principal executive
offices)

Registrant's telephone number, including area code: (858) 412-8151

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HLTH	Nasdaq Global Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2023, Cue Health Inc. (the “Company”) received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company did not satisfy the requirement for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a) (“Rule 5450(a)”) to maintain a minimum bid price of $1 per share. The Company became deficient with Rule 5450(a) as of June 6, 2023 as its closing bid price was less than $1 per share for 30 consecutive business days prior to the date of the Notice. The Notice is a notice of deficiency, not delisting, and does not currently affect the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

The Company has 180 days, or until December 4, 2023, to comply with Rule 5450(a) by maintaining a closing bid price of at least $1 per share for at least 10 consecutive business days, and the Company must otherwise satisfy the Nasdaq Global Select Market’s requirements for listing. If the Company has not been deemed in compliance prior to the expiration of the 180 day compliance period, the Company may transfer to the Nasdaq Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure this deficiency. Following a transfer to the Nasdaq Capital Market, the Company will be afforded the remainder of the applicable compliance period set forth in Rule 5810(c)(3)(A)(ii) which provides the Company an additional 180 days’ compliance period, unless it does not appear to Nasdaq that it is possible for the Company to cure the deficiency.

The Company intends to monitor closely the closing bid price of its common stock and to consider plans for regaining compliance with Rule 5450(a), including initiating a reverse stock split. While the Company plans to review all available options, there can be no assurance that it will be able to regain compliance with the applicable rules during the 180-day compliance period, any subsequent extension period, or at all.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding any liquidity concern and attention to regaining compliance with Rule 5450(a). The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with liquidity concerns that may affect other banking institutions, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company's other filings with the Securities Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Health Inc.

Date: June 9, 2023	By:	/s/ Aasim Javed
	Name:	Aasim Javed
	Title:	Chief Financial Officer

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